Exhibit 99.1

Flowserve Appoints Cheryl H. Johnson to Board of Directors

DALLAS--(BUSINESS WIRE)--September 20, 2023--Flowserve Corporation (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, announced today that its board of directors has elected Cheryl H. Johnson as a member of its board of directors, effective December 8, 2023. Ms. Johnson will also be appointed to the organization and compensation committee, as well as the finance and risk committee of the board on the same date. Ms. Johnson’s appointment follows the retirement of John Friedery, who will retire from the board effective December 8, 2023.

“I would like to thank John for his exceptional service and support of Flowserve over the years and we wish him well in retirement,” said Scott Rowe, Flowserve president and chief executive officer. “Cheryl’s experience and proven track record in the manufacturing industry are an invaluable addition to our board and will guide us in achieving new heights of success.”

Ms. Johnson currently serves as the chief human resources officer at Caterpillar Inc., the world’s largest manufacturer of construction equipment. Her prior experience includes serving as Executive Vice President of Human Resources for Textron Inc., an aviation and aerospace component manufacturer, where she led global human resources, corporate communications, and community affairs.

“We are pleased to welcome Cheryl to the board of directors,” said David Roberts, chairman of the Flowserve board of directors. “With Cheryl’s appointment, we continue our practice of board refreshment to bring new skills, perspectives and experience to help guide Flowserve’s continued bright future.”

Ms. Johnson earned a Bachelor of Science in operations management as well as an MBA from Northern Illinois University.

“I am excited to join the Flowserve board of directors and work with the team to build a strong and sustainable future for Flowserve,” said Ms. Johnson. “I look forward to bringing my experience and expertise into the boardroom to catalyze growth and guide Flowserve’s path in the ever-changing landscape of our industry.”

About Flowserve: Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s website at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

Contacts

Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (214) 697-8568
Wes Warnock, Vice President, Corporate Communications (972) 443-6900